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                                                                   EXHIBIT 4.3.1


                      AMENDMENT TO NOTE PURCHASE AGREEMENT
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          THIS AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of September 20,
1994 (the "Amendment"), amends the Note Purchase Agreement dated as of September 30, 1993 (the "Agreement"), between THE MONEY STORE INC., a New Jersey corporation (together with any corporation succeeding thereto by merger, consolidation, or acquisition of all or substantially all of its assets as permitted in accordance with Section 5.5 of the Agreement, the "Company"), and the several note purchasers named in Schedule I to the Agreement (together with their permitted successors, assigns, and transferees, the "Note Purchasers"; the Note Purchasers currently a party to the Agreement are named on Schedule I hereto), relating to the issuance and sale of the Company's 7.73% Senior Notes due September 30, 2000 and the Company's 7.94% Senior Notes due September 30, 2000 (taken together, the "Notes").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Company desires to amend the Agreement to, among other things, modify and amend certain of the definitions and covenants contained therein, and the Note Purchasers holding at least a majority of the unpaid principal amount of the Notes are willing to agree to such amendments, subject to the terms and conditions hereinafter set forth;

          WHEREAS, the Company is also a party to (i) the several Note Agreements, dated as of December 29, 1989, as amended from time to time prior to the date hereof, with each of the several note purchasers respectively named therein, relating to the issuance and sale of the Company's 12% Senior Subordinated Notes due December 31, 1996, (ii) a Note Purchase Agreement, dated as of September 9, 1992, with the several note purchasers named in Schedule I thereto, relating to the issuance and sale of the Company's 8.57% Series A Senior Notes due September 9, 1996 and the Company's 9.16% Series B Senior Notes due September 9, 1997, and (iii) a Note Purchase Agreement, dated as of April 15, 1993, with the several note purchasers named in Schedule I thereto, relating to the issuance and sale of the Company's 7.63% Senior Notes due April 15, 1998 (taken together, the "Additional Agreements"); and

          WHEREAS, the Company desires to amend the Additional Agreements to, among other things, modify and amend certain of the definitions and covenants contained therein, and the note purchasers holding an aggregate of at least a majority in unpaid principal amounts of the notes issued under each of the Additional Agreements are willing to agree to such amendments (the "Additional Amendments"), subject to the terms and conditions set forth in the Additional Agreements.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
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          1.   Capitalized Terms.  Unless otherwise defined herein, capitalized
               -----------------
terms used herein shall have the respective meanings given thereto in the Agreement.

           2.  Amendments to the Agreement.  Subject to the terms and conditions
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set forth herein, and in reliance upon the representations and warranties set forth or incorporated herein, the Agreement is amended, effective as of the date hereof as follows:

               2.01. Section 5.7 of the Agreement is hereby amended by deleting the word "or" after clause (5), deleting the period after clause (6), inserting the word "; or" after clause (6) and inserting the following new Section 5.7(a)(7):

     (7) Liens placed on tangible real or personal Property being acquired by the Company or any Restricted Subsidiary securing Debt incurred to finance all or part of the purchase price thereof, provided that (i) the principal amount of such Debt shall not exceed 80% of the fair market value of such Property at the time of such incurrence and (ii) the aggregate principal amount of all Debt secured by Liens permitted by this clause (7) shall not exceed $60,000,000 at any time outstanding.

          2.02. Section 5.9 of the Agreement is hereby deleted in full. The references to Section 5.9 appearing in Sections 5.6(b), 5.15(a) and 5.15(b) of the Agreement are hereby deleted. The following new Section 5.9 is inserted in lieu thereof:

     Section 5.9.  Default Under Subordinated Debt.  The Company will not at
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     any time permit any default or event of default under any Subordinated Debt to exist which default or event of default remains uncured for a period of 15 days (or such lesser period as is provided for such default or event of default in the agreement establishing such Subordinated Debt).

          2.03. Section 5.10 of the Agreement is hereby deleted in full and the following new Section 5.10 is inserted in lieu thereof:

     Section 5.10  Subordinated Debt.  The Company will not at any time after
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     August 31, 1994, issue any Subordinated Debt unless the first sinking fund payment or other required payment or prepayment of principal with respect to such Subordinated Debt is scheduled to occur after September 30, 2000.

          2.04. Section 5.11 of the Agreement is hereby deleted in full and the following new Section 5.11 is inserted in lieu thereof:

     Section 5.11.  Total Debt.  The Company will not permit, (i) as of the
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     last day of any fiscal quarter, (a) the ratio of Total Debt plus Contingent
     Obligations to Consolidated Tangible Net Worth to exceed 7 to 1 or (b) the ratio of Total Debt to Consolidated Tangible Net Worth to exceed 5 to 1, or
     (ii) as of any date other than the last day of each fiscal quarter, (a) the ratio of Total Debt plus Contingent

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     Obligations to Consolidated Tangible Net Worth to exceed 8 to 1 or (b) the ratio of Total Debt to Consolidated Tangible Net Worth to exceed 7 to 1.

          2.05. Section 5.12 of the Agreement is hereby deleted in full and the following new Section 5.12 is inserted in lieu thereof:

     Section 5.12.  Secured Debt.  The Company will not permit, as of the last
                    ------------
     day of any fiscal quarter, Secured Debt to exceed 50% of the total liabilities (excluding deferred taxes) of the Company and its Restricted Subsidiaries, determined on a consolidated basis.

          2.06. Section 5.13 of the Agreement is hereby deleted in full and the following new Section 5.13 is inserted in lieu thereof:

     Section 5.13.  Coverage Requirements.  The Company will not at any time
                    ---------------------
     permit the sum of (i) Consolidated Pre-Tax Income and (ii) Fixed Charges, for the most recent period of four consecutive fiscal quarters of the Company, to be less than 150% of Fixed Charges for such period of four consecutive fiscal quarters.

          2.07. The first sentence of Section 5.14(c) of the Agreement is hereby deleted in full and the following new sentence is inserted in lieu thereof:

     Neither the Company nor any Restricted Subsidiary will make or become obligated to make any Restricted Investment unless, after giving effect thereto, the aggregate amount (at original cost) of all outstanding Restricted Investments of the Company and all Restricted Subsidiaries shall be less than 10% of Consolidated Tangible Net Worth.

          2.08. Section 5.16 of the Agreement is hereby deleted in full and the following new Section 5.16 is inserted in lieu thereof:

     Section 5.16.  Consolidated Tangible Net Worth.  The Company will at all
                    -------------------------------
     times during each calendar year maintain Consolidated Tangible Net Worth of not less than the sum of (i) $150,000,000 plus (ii) 50% of the aggregate Consolidated Net Income for the period from July 1, 1994 to and including December 31, 1994 and for each fiscal year of the Company thereafter (but without deducting from such amount any income deficit in any such period or fiscal year) plus (iii) the aggregate net proceeds received by the Company after June 30, 1994 from any issue and sale of its capital stock (less any portion of the net proceeds of such sale of capital stock which was used by the Company to contemporaneously redeem or acquire any of the Company's capital stock or warrants, rights or other options to purchase or acquire such stock).

          2.09. Section 7.2 of the Agreement is hereby amended by deleting the definition of "Contingent Obligations" and inserting the following definition in lieu thereof:

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     Contingent Obligations - means, at any date, the total of the Company's
     ----------------------
     and the Restricted Subsidiaries' obligations to repurchase second mortgage or other non-purchase money mortgage loans as presented in the footnotes to the Company's most recent annual or quarterly consolidated financial statements.

          2.10. In Section 7.2 of the Agreement, clause (5) of the definition of "Debt" is hereby deleted in full. The word "and" is hereby inserted at the end of clause (4) of the definition of "Debt". Present subclause (6) of the definition of "Debt" is hereby renumbered as "(5)".

          2.11. In Section 7.2 of the Agreement, the definition of "Total Senior Debt" is hereby deleted in full.

     3.   Effectiveness of Amendments.  This Amendment shall become effective
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upon (i) compliance with the provisions of Section 10 of the Agreement, (ii) the effectiveness of the Additional Amendments, (iii) the delivery to special counsel to the Note Purchasers, for redistribution to the Note Purchasers of an executed Confirmation of Guaranty, in substantially the form attached hereto as Exhibit A, (iv) the delivery to special counsel to the Note Purchasers, for redistribution to the Note Purchasers, of the opinion of Eric R. Elwin, Corporate Counsel to the Company, in substantially the form attached hereto as Exhibit B and (v) the delivery to special counsel to the Note Purchasers, for redistribution to the Note Purchasers of the opinion of the law firm of Stroock
& Stroock & Lavan, counsel to the Company, in substantially the form attached hereto as Exhibit C.

     4.   Representations and Warranties.  In order to induce the Note
          ------------------------------
Purchasers to enter into this Amendment, the Company hereby represents and warrants as follows:

          4.01.  Power, Authority, Non-Contravention.  The execution,
                 -----------------------------------
delivery and performance by the Company of this Amendment and any other documents or instruments delivered in connection herewith are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not and will not contravene, nor will they require any consent under any law, rule, regulation (including, without limitation, regulations G, T, U, and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on or affecting the Company or any of its properties.

          4.02.  Consents.  No authorization, consents, or approval or other
                 --------
action by, and no notice or filing with, any governmental authority or regulatory body is required for the due execution, delivery, or performance by the Company of this Amendment and any other documents or instruments being executed and delivered in connection herewith or for the validity or enforceability thereof.

          4.03.  Validity and Enforceability.  This Amendment and the
                 ---------------------------
Confirmation of Guaranty, respectively, have been duly executed and delivered by the Company and the Subsidiaries listed on Schedule I to the Confirmation of Guaranty and are legal and binding obligations of the Company or such Subsidiaries, as the case may be (except as enforcement of

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the terms thereof is subject to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium, arrangement and assignment for the benefit of creditor laws and similar laws relating to or affecting creditors' rights generally (including, but not limited to, matters of turnover, automatic stay, avoiding powers, fraudulent transfer, preference and discharge) and court decisions with respect thereto and except as the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the court) and will not conflict with, constitute a violation of, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company or any Subsidiary is a party or by which any of them or their respective Properties may be bound.

          4.04.  No Event of Default.  No Event of Default or Default exists.
                 -------------------

          4.05.  Other Representations and Warranties.  The representations
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and warranties of the Company set forth in Sections B-2, B-6, B-7, B-8 and B-9,
B-10 and B-11 (solely as to those portions of the Agreement and the Guaranty as they may be applied to the Amendment and the Confirmation Guaranty), of the Agreement are true and correct on the date hereof as if restated at and as of the date hereof and such representations and warranties are hereby incorporated by reference.

          4.06.  Guarantors.  The Subsidiaries executing the Confirmation of
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Guaranty herewith are all of the Subsidiaries which are guarantors (as such term is defined in the Senior Guaranty Agreement) under the Senior Guaranty Agreement and have each executed either the original Senior Guaranty Agreement or a counterpart thereto. Except for those parties that have since been merged into, and have had their obligations under the Senior Guaranty Agreement assumed by a Subsidiary which was, at the time of the merger, and is, on the date hereof, a Guarantor under the Senior Guaranty Agreement, no party that was a Guarantor when the Senior Guaranty Agreement was originally executed has ceased to be a subsidiary of the Company or a Guarantor under the Senior Guaranty Agreement.

          4.07.  Survival.  All representations, warranties and covenants of
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the Company contained in this Amendment or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall be considered to have been relied upon by the Note Purchasers and shall survive the execution and delivery of this Amendment, regardless of any investigation at any time made by any Note Purchaser or on its behalf. All statements contained in any certificate or other instrument delivered by or on behalf of the Company hereunder or in connection with the transactions contemplated hereby shall be deemed representations and warranties oft he Company hereunder.

          5.     References.  On and after the date hereof, each reference in
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the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Agreement as amended hereby.

          6.     Continued Effectiveness.  Except as specifically amended
                 -----------------------
hereby, all of the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

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          7.     No Waiver.  The execution, delivery, and effectiveness of this
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Amendment shall not operate as a waiver of any right, power or remedy of the
Note Purchasers under the Agreement, nor constitute a waiver of any provision of the Agreement.

          8.     Counterparts.  This Amendment may be signed in any number of
                 ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

          9.     Governing Law.  This Amendment shall be governed by, and
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construed and enforced in accordance with, the laws of the state of New York
(without regard to the conflict of law provisions thereof) including all matters of construction, validity and performance.

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